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                                  [ALGER LOGO]











                              ALGER CODE OF ETHICS
































                                                                     MAY 9, 2000





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                          CODE OF ETHICS CERTIFICATION
                          ----------------------------




I hereby certify that:

         -        I have read and understand the Code;

         -        I am subject to the Code;

         - I have complied and will continue to comply with the requirements of the Code; and

         - I have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.




                                           -------------------------------------
                                                       (Signature)


                                           -------------------------------------
                                                       (Print Name)


                                           -------------------------------------
                                                          (Date)





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                              ALGER CODE OF ETHICS



                           I. PURPOSE AND CONSTRUCTION
                           ---------------------------

         This Code of Ethics (the "Code") is adopted by Fred Alger Management, Inc. ("Alger Management"), Fred Alger & Company, Incorporated ("Alger & Company"), Alger Shareholder Services, Inc. ("Shareholder Services") and each investment company for which Alger Management serves as investment adviser (individually referred to as a "Fund" and collectively referred to as the "Funds"). This Code establishes procedures designed:

                  (1) to prevent and detect violations of certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations thereunder;

                  (2) to ensure that Access Persons comply with their fiduciary obligations to the Funds; and

                  (3) to prevent Access Persons with access to certain information from engaging in investment activities that might be harmful to the interests of the Funds or that might enable Access Persons to profit illicitly from their relationship with Alger Management and the Funds.

                                 II. DEFINITIONS
                                 ---------------

         A.       "ACCESS PERSON" means:

                  (1) any director, trustee or officer of the Funds, Alger Management, Alger & Company or Shareholder Services; and

                  (2) all other employees of Alger Management, Alger & Company, and Shareholder Services.

         B.       "ADVISORY PERSON" means:

                  (1) any Alger Management, Alger & Company, Shareholder Services or Fund employee (or any employee of a company in a control relationship with these entities) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (2) any natural person in a control relationship with Alger Management, Alger & Company or a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.

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

         C.       "AFFILIATED PERSON" of another person means:

                  (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

                  (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

                  (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

                  (4) any officer, director, partner, co-partner or employee of such other person;

                  (5) should such other person be an investment company, any investment adviser thereof or any member of an advisory board thereof; or

                  (6) should such other person be an unincorporated investment company not having a board of directors, the depositor thereof.

         D. "BENEFICIAL OWNERSHIP" shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) of the 1934 Act, I.E., a person must have a "direct or indirect pecuniary interest" to have "Beneficial Ownership." Although the following list is not exhaustive, under the Rule and this Code a person generally would be regarded to be the beneficial owner of the following securities:

                  (1) securities held in the person's own name;

                  (2) securities held with another in joint tenancy, community property or other joint ownership;

                  (3) securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

                  (4) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law or sister-in-law, including adoptive relationships);

                  (5) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

                  (6) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;


                                       4
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                  (7) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                  (8) securities held by a general partnership or limited partnership in which the person is a general partner;

                  (9) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

                  (10) securities in a portfolio giving the person certain performance-related fees; or

                  (11) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

         E. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed unable to be subject to control, as defined herein.

         F. "DISINTERESTED FUND DIRECTOR" means a Fund director/trustee who is not an officer, director, trustee or employee of Alger Management or who is not otherwise an "interested person" of such Fund as defined in the 1940 Act,
Section 2(a)(19).

         G. "PERSONAL SECURITIES TRANSACTION" means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member). However, a person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is executed through a pre-established automatic investment plan or dividend reinvestment plan.

         H. "PORTFOLIO MANAGER" means an Alger Management employee entrusted with the direct responsibility and authority to make investment decisions with respect to a Fund.


         I. "PURCHASE OR SALE OF A SECURITY" includes any contract to purchase or sell a Security, such as, for example, the writing of an option to purchase or sell a Security.

         J. "SECURITY" has the meaning set forth in the 1940 Act, Section 2(a)(36) (I.E., "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a 'security,' or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing"), except that it shall not include:

                  (1) direct obligations of the U.S. government;

                  (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or

                  (3) shares issued by open-end investment companies.

          K. "SECURITY HELD OR TO BE ACQUIRED" means any Security which, within the most recent fifteen (15) days (i) is or has been held by the Fund, (ii) is being considered by the Fund or Alger Management for purchase by the Fund; or
(iii) any option to purchase or sell, and any security convertible into or exchangeable for, any Security that is held or to be acquired by the Fund.

                                III. RESTRICTIONS
                                -----------------

          A. NON-DISCLOSURE OF INFORMATION. An Access Person shall not divulge to any person contemplated or completed securities transactions of any Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

          B. PROSCRIBED ACTIVITIES. No Access Person shall engage in any activity prohibited by the 1940 Act, Rule 17j-1(a). As a general matter, this provision prohibits Access Persons, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by a Fund, from:

                  (1) using any device, scheme or artifice to defraud any Fund;

                  (2) making to any Fund an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (3) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

                  (4) engaging in any manipulative practice with respect to any Fund.

The foregoing conduct also may violate other antifraud provisions of the federal securities laws.

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         C. PROHIBITION ON TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC
INFORMATION. No Access Person may seek any benefit for himself or herself, a Fund, or anyone else from material, non- public information about issuers, whether or not the securities of such issuers are held in Fund portfolios or suitable for inclusion in their portfolios. Any Access Person who believes he or she is in possession of such information should contact a Compliance Officer IMMEDIATELY. This prohibition does not preclude an Access Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available.

         D. OBLIGATION TO EXERCISE BEST JUDGMENT. An Advisory Person shall act in his or her best judgment in effecting or recommending, or deciding not to effect or recommend, any transaction on behalf of a Fund. An Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a Fund.

          E. GENERAL PRINCIPLES OF PERSONAL INVESTING. No Access Person shall engage in any Personal Securities Transaction that he or she has reason to believe will be detrimental to the best interests of any Fund. When engaging in Personal Securities Transactions, an Access Person shall:

                  (1) place the interests of the Funds and Alger clients' investment accounts first;

                  (2) conduct such transactions in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

                  (3) not take inappropriate advantage of such person's position in relationship to the Funds.

         The types of securities to which this Code applies are set forth in the definition of Security in Section II(J) hereof. Personal Securities Transactions involving the types of instruments excluded from that definition are not subject to the provisions of this Code.

         F.       LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS.

                  (1) LIMITATIONS RELATED TO TIMING OF TRANSACTIONS. The timing of Personal Securities Transactions shall be limited as follows:

                           (a) An Access Person may not execute a Personal
                  Securities Transaction at a time when any Portfolio Manager is considering the purchase or sale of that Security. If the Fund is in the middle of a buying or selling program for that Security, the program must be completed before the Access Person may execute his or her transaction.

                           (b) An Access Person may not recommend any Securities
                  transaction by a Fund without having disclosed his or her interest in such Securities or the issuer thereof, including without limitation:


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                                    (i) direct or indirect beneficial ownership
                           of any Securities of the issuer;

                                    (ii) any position with the issuer or its
                           affiliates; or

                                    (iii) any present or proposed business
                           relationship between the issuer or its affiliates and such person or any party in which such person has a significant interest.

                           (c) A Portfolio Manager shall not engage in a
                  Personal Securities Transaction to buy or sell a Security within a period of seven (7) business days before or after a Fund that he or she manages trades in that same Security unless one of the following situations exists:

                                    (i) The Fund receives a better price on its
                           transaction made within seven (7) days of the Portfolio Manager's transaction;

                                    (ii) A Portfolio Manager whose
                           recommendation to purchase or sell a Security by a Fund is overruled by senior management of Alger Management, may purchase or sell that security for his or her own account. If senior management subsequently changes its position regarding that security and decides to purchase or sell the security for a Fund within seven (7) days of the Portfolio Manager's transaction for his or her own account, the Fund's purchase or sale will not require disgorgement by the Portfolio Manager; or

                                    (iii) The Portfolio Manager can demonstrate
                           that a hardship exists which requires the sale of the security within the prohibited time period.

                           (d) An Advisory Person may not profit from the
                  purchase and sale, or sale and purchase, of the same (or equivalent) Securities within any sixty (60) day period unless the Security is not held by a Fund and is not eligible for purchase by a Fund. A Compliance Officer will consider exemptions to this prohibition on a case-by-case basis when it is clear that no abuse is involved and the equities of the situation STRONGLY support an exemption.

                           (e) Any profits realized on trades within the
                  proscribed periods must be disgorged to the appropriate Fund or to charity.


                  (2) INITIAL PUBLIC OFFERINGS. An Advisory Person may not acquire any Securities in an initial public offering.

                  (3) PRIVATE PLACEMENT LIMITATIONS. An Advisory Person shall not engage in any Personal Securities Transaction that involves an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or

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         pursuant to rule 504, rule 505 or rule 506 (a "private placement"), without the express prior written approval of a Compliance Officer.

                  An Advisory Person who has a Beneficial Ownership interest in any Securities obtained through a private placement must disclose this interest to a Compliance Officer if and when he or she becomes involved in any subsequent consideration of an investment in the securities of the same issuer for any Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of the Fund shall be subject to the review and approval of an Advisory Person appointed by a Compliance Officer who has no personal interest in the issuer.

                  (4) APPLICATION TO DISINTERESTED FUND DIRECTORS. The restrictions on Personal Securities Transactions set forth in this
         Section III(F) shall not apply to Disinterested Fund Directors.

         G. PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS. All Access Persons must pre-clear their Personal Securities Transactions with a Compliance Officer.

         - A Compliance Officer must pre-clear the personal securities transactions of all Access Persons with the Portfolio Managers in addition to the trading desk.

         - Any approval will be valid only for the day on which it is granted.

         The pre-clearance requirements set forth in this Section III(G) shall not apply to Disinterested Fund Directors.

         H. COPIES OF BROKERAGE REPORTS. All Access Persons should direct their brokers to supply duplicate copies of all confirmations and periodic statements to a Compliance Officer.

                           IV. REPORTING REQUIREMENTS
                           --------------------------

         A. INITIAL HOLDING REPORT. No later than ten (10) days after a person becomes an Access Person, he or she shall submit a report to a Compliance Officer containing the following information:

                  (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when he or she became an Access Person;


                  (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for his or her direct or indirect benefit as of the date he or she became an Access Person; and

                  (3)  the date on which the report is submitted.

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         B. QUARTERLY REPORT. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report containing the following information:

                  (1) with respect to transactions during the quarter in any Security in which he or she had any direct or indirect Beneficial
         Ownership:

                           (a) the date of the transaction, the title, the
                  interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

                           (b) the nature of the transaction (I.E., purchase,
                  sale or any other type of acquisition or disposition);

                           (c) the price at which the transaction was effected;

                           (d) the name of the broker-dealer or bank with or
                  through whom the transaction was effected; and

                           (e) the date on which the report is submitted.

                  (2) with respect to any account established by the Access Person in which any securities were held during the quarter for his or her direct or indirect benefit:

                           (a) the name of the broker-dealer or bank with whom
                  the account was established;

                           (b)  the date the account was established; and

                           (c)  the date on which the report is submitted.

         C. ANNUAL HOLDING REPORTS. Each Access Person shall submit an annual report to a Compliance Officer containing the following information, which must be current as of a date no more than thirty (30) days before the report is submitted:

                  (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

                  (2) the name of any broker-dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

                  (3)  the date on which the report is submitted.

         D. LIMITATIONS ON REPORTING REQUIREMENTS. No one shall be required to make a report under this Article IV:

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                  (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  (2) if such a person is a Disinterested Fund Director, EXCEPT that such Disinterested Fund Director shall file a quarterly report pursuant to Section IV(B) hereof in an instance where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of a Fund, should have known that during the fifteen (15) day period immediately before or after the date of the transaction in a Security by the director, a Fund purchased or sold the Security or such purchase or sale by a Fund was considered by the Fund or Alger Management; or

                  (3) with respect to quarterly transaction reports only, a report would duplicate information contained in broker trade confirmations or account statements received by a Compliance Officer, provided that all of the information required to be included in the quarterly report must be contained in the broker trade confirmations or account statements, or in the records of the Funds, Alger Management, Alger & Company, or Shareholder Services.

         E. FILING OF REPORTS. All reports prepared pursuant to this Article IV shall be filed with a Compliance Officer, except that reports relating to a Compliance Officer, or to any individual designated by a Compliance Officer to review reports prepared pursuant to this Article IV, shall be filed with the Executive Vice President of Alger Management.

         F. ANNUAL REPORT TO BOARDS OF DIRECTORS. The Funds, Alger Management, Alger & Company and Shareholder Services must furnish to the Funds' Board of Directors/Trustees an annual report that:

                  (1) describes any issues arising under the Code of Ethics and procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (2) certifies that the Funds, Alger Management, Alger & Company and Shareholder Services have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


                                  V. SANCTIONS
                                  ------------

         Upon discovering that an Access Person has not complied with the requirements of this Code, the Board of Directors/Trustees of Alger Management, Alger & Company, Shareholder Services or of any Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.

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                           VI. GIFTS AND DIRECTORSHIPS


         A. GIFTS. No Access Person may accept any gift or other thing of more than DE MINIMIS value from any person or entity that does business with Alger Management, Alger & Company, or Shareholder Services with respect to any Fund.

         B. SERVICE AS DIRECTOR. Access Persons must obtain prior authorization of a Compliance Officer to serve on the board of directors of a publicly traded company. Such authorization will be based on a determination that the board service would be consistent with the interests of the Funds and their shareholders. Should any Access Person receive such authorization, any transaction by any Fund involving the securities of any such publicly traded company while such Access Person is serving as a director will be required to be approved in advance, in writing, by a Compliance Officer.

         C. APPLICATION TO DISINTERESTED FUND DIRECTORS. The restrictions set forth in Sections VI(A) and (B) above shall not apply to Disinterested Fund Directors.


                          VII. MISCELLANEOUS PROVISIONS
                          -----------------------------

         A. IDENTIFICATION OF CODE OF ETHICS CLASSIFICATIONS. Alger Management shall identify all Advisory Persons and Portfolio Managers and inform them of such classification under the Code.

         B. MAINTENANCE OF RECORDS. Alger Management shall, on its own behalf and on behalf of the Funds and Alger & Company, maintain and make available records with respect to the implementation of the Code in the manner and for the time required by the federal securities laws, including without limitation, the 1940 Act, Rule 17j-1(d).

         C. ANNUAL CERTIFICATION OF COMPLIANCE. All Access Persons shall sign a certificate to be presented to the Adviser each calendar year certifying that:

         o they have read and understood the Code;

         o they are subject to the Code;

         o they have complied with the requirements of the Code; and

         o they have disclosed all Personal Securities Transactions required to be disclosed under the Code.

         D. CONFIDENTIALITY. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

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         E. OTHER LAWS, RULES AND STATEMENTS OF POLICY. Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure adopted by Alger Management, Alger & Company, Shareholder Services or a Fund governing the conduct of such person.


         EFFECTIVE DATE. The effective date of this Code shall be May 9, 2000.















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                               PIMCO ADVISORS L.P.
                                 CODE OF ETHICS
                             EFFECTIVE JULY 1, 2001

                                  INTRODUCTION

This Code of Ethics is based on the principle that you, as an officer or employee of PIMCO Advisors L.P., its divisions or its subsidiaries, including Cadence Capital Management, NFJ Investment Group, OpCap Advisors, Oppenheimer Capital, and PIMCO Equity Advisors (collectively, PIMCO ADVISORS), owe a fiduciary duty to the shareholders of the registered investment companies (the FUNDS) and other clients (together with the Funds, the ADVISORY CLIENTS) for which PIMCO Advisors serves as an adviser or subadviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. If you are covered by another code in the PIMCO Advisors or Allianz group of companies, this Code shall not apply to you.

     At all times, you must:

     1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an employee who makes (or participates in making) recommendations regarding the purchase or sale of securities by any Advisory Client, (each a PORTFOLIO MANAGER) or provides information or advice to a Portfolio Manager or has access to or obtains information regarding such recommendations or helps execute a Portfolio Manager's recommendations (together with Portfolio Managers, each a PORTFOLIO EMPLOYEE), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

     2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE PIMCO ADVISORS INSIDER TRADING POLICY. PIMCO Advisors encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL SECURITIES TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the PIMCO Advisors Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.

     3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with PIMCO Advisors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. In addition, you may not use personal or account information of any client of PIMCO Advisors except as permitted by PIMCO Advisors' Privacy Policy. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

                                TABLE OF CONTENTS

PERSONAL SECURITIES TRANSACTIONS ................................    3
         TRADING IN GENERAL .....................................    3
         SECURITIES .............................................    3
         PURCHASE OR SALE OF A SECURITY .........................    3
         EXEMPT SECURITIES ......................................    4
         BENEFICIAL OWNERSHIP ...................................    4
         EXEMPT TRANSACTIONS ....................................    6
         ADDITIONAL EXEMPT TRANSACTIONS .........................    6
         CAUTION ................................................    7
         PRECLEARANCE PROCEDURES ................................    7
         INITIAL PUBLIC OFFERINGS ...............................    8
         PRIVATE PLACEMENTS .....................................    8
         SHORT-TERM TRADING PROFITS .............................    9
         PUTS, CALLS, SHORT SALES ...............................    9
         USE OF BROKER-DEALERS ..................................    9
REPORTING .......................................................    9
         REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS .......    9
         INITIAL AND ANNUAL REPORTS .............................   10
FIDUCIARY DUTIES ................................................   10
         GIFTS ..................................................   10
         SERVICE AS A DIRECTOR ..................................   10
         PRIVACY POLICY .........................................   10
COMPLIANCE ......................................................   11
         CERTIFICATE OF RECEIPT .................................   11
         ANNUAL CERTIFICATE OF COMPLIANCE .......................   11
         REMEDIAL ACTIONS .......................................   11
REPORTS TO MANAGEMENT AND TRUSTEES ..............................   11
         REPORTS OF SIGNIFICANT REMEDIAL ACTION .................   11
         ANNUAL REPORTS .........................................   11

THE FOLLOWING APPENDICES ARE ATTACHED AND ARE A PART OF THIS CODE:

I.   PIMCO Advisors L.P. Insider Trading Policy and Procedures .............  13

II.  Form for Acknowledgement of Receipt of this Code ......................  20

III. Form for Initial and Annual Report of Personal Securities Holdings ....  21

IV.  Form for Reporting Brokerage Accounts and Non-Broker Transactions .....  23

V.   Form for Annual Certification of Compliance with this Code ............  25

VI.  Form for Preclearance of Personal Securities Transactions .............  26

VII. Privacy Policy ........................................................  27


                                   QUESTIONS

Questions regarding this Code should be addressed to your local Compliance Officer. As of the effective date of this Code, the Compliance Officers are:
Frank Poli and Michael Zuckerman (PIMCO Advisors, OpCap Advisors, Oppenheimer Capital and PIMCO Equity Advisors), Virginia Camp and Stewart Smith (PIMCO Advisors (West)), Dave Breed and Mary Ellen Melendez (Cadence), and Betty Holcomb and John Johnson (NFJ). The Compliance Committee members are Frank Poli, Michael Zuckerman, Virginia Camp and Stewart Smith who are also Compliance Officers for each above referenced entity.

                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of any Security (other than an Exempt Security), of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under PRECLEARANCE PROCEDURES.

SECURITIES

The following are SECURITIES:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not SECURITIES:

Commodities, futures and options traded on a commodities exchange, including currency futures. However, security futures1 and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940) are Securities.

PURCHASE OR SALE OF A SECURITY

The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

-------------------
(1) A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

EXEMPT SECURITIES

The following are EXEMPT SECURITIES:

     1.   Direct obligations of the Government of the United States.

     2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements.

     3.   Shares of registered open-end investment companies.

BENEFICIAL OWNERSHIP

The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect PECUNIARY INTEREST in the Securities.

You have a PECUNIARY INTEREST in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

     1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

          IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Your interest as a general partner in Securities held by a general or limited partnership.

     3. Your interest as a manager-member in the Securities held by a limited liability company.

You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

     1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     2.   Your ownership of a vested beneficial interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

EXEMPT TRANSACTIONS

The following are EXEMPT TRANSACTIONS:

     1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

     2.   Purchases of Securities under dividend reinvestment plans.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

     5. Subject to the restrictions on participation in private placements set forth below under PRIVATE PLACEMENTS, acquisitions or dispositions of Securities of a PRIVATE ISSUER. A PRIVATE ISSUER is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

     6. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions are unlikely to violate Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under REPORTING.

     7. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under REPORTING. The form for requesting approval from Compliance is attached to this Code as Appendix VI.

ADDITIONAL EXEMPT TRANSACTIONS

The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

     1. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

     2. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     3. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by QUALIFIED FOREIGN GOVERNMENTS.

          A QUALIFIED FOREIGN GOVERNMENT is a national government of a developed foreign country with outstanding fixed-income securities in excess of fifty billion dollars.

     4.* Purchases or sales of up to 2,000 shares per day per issuer, of LARGE-CAP ISSUERS.

          A LARGE-CAP ISSUER is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar quarter, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

          Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security is a large-cap issue, contact a Compliance Officer.

     5.* Purchases or sales of up to the lesser of 1000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

          *EXEMPTIONS 4 AND 5 DO NOT APPLY TO OFFICERS AND EMPLOYEES OF PIMCO EQUITY ADVISORS, NFJ AND PORTFOLIO EMPLOYEES OF OPPENHEIMER CAPITAL. THESE EMPLOYEES MUST PRECLEAR ALL TRANSACTIONS UNLESS ANOTHER EXEMPTION APPLIES.

     6. Purchases or sales of exchange-traded options on BROADLY-BASED INDICES and units, and/or exchange traded trusts or funds representing a group, index or a basket of securities (e.g., HHH, QQQ, and SPY).

     7. Any purchase or sale of shares of registered closed-end investment companies other than Municipal Advantage Fund and PIMCO Commercial Mortgage Trust.

     8. For employees of NFJ Investment Group, shares of any issuer not owned in NFJ's Advisory Client's accounts and not contemplated for purchase for any Advisory Clients, based upon the determination by NFJ that because of the investment objectives and policies of the Advisory Clients, such securities are not eligible for purchase by NFJ for the Advisory Clients.

     9. If you are not a Portfolio Employee, short sales of any Security otherwise permitted hereunder or puts, calls, straddles or options where the underlying amount of Securities controlled is an amount or transaction otherwise permitted hereunder.

                                     CAUTION

Qualified foreign governments, large-cap issuers and broadly based indices may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction only to find that when you wish to sell them, you may not do so without approval of a Compliance Officer and preclearance.

PRECLEARANCE PROCEDURES

     If a Securities transaction requires preclearance:

     1. The Securities may not be purchased or sold if at the time of preclearance there is a pending BUY or SELL order on behalf of an Advisory Client in the same Security or an EQUIVALENT SECURITY or if you knew or should have known that an Advisory Client would be trading in that security or an EQUIVALENT SECURITY on the same day.

          An EQUIVALENT SECURITY of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

     2. If you are a Portfolio Manager (or a person identified by the Chief Investment Officer (CIO) as having access to the same information), the Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which an Advisory Client trades in the same Security or an equivalent Security; except that you may, if you preclear the transaction, (i) trade "same way" to an Advisory Client after its trading is completed, or (ii) trade "opposite way" to an Advisory Client before its trading is commenced.

          If you are a Portfolio Manager (or a person identified by the CIO as having access to the same information), and you preclear a Securities transaction and trade same way to an Advisory Client before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an EQUIVALENT SECURITY within seven days after your trade.

     3. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. The form for requesting preclearance is attached to this Code as Appendix VI.

     4. In addition to the foregoing, if you are an officer or employee of Oppenheimer Capital, PIMCO Equity Advisors or NFJ Investment Group, the Securities may be purchased or sold only if you have asked the Trading Department to preclear the purchase or sale, the Trading Department has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. The form for requesting preclearance is attached to this Code as Appendix VI. Preclearance forms must be submitted immediately upon trade execution to the Compliance Department.

     5. If you are an officer or employee of Oppenheimer Capital, preclearance may be granted if, in comparing the net value of OpCap's trading in the Security to the total market volume of trading in the Security:
          (i) the net volume of OpCap's trading in the Security amounts to less than 1% of the total market volume of trading in the Security for the past five days; (ii) the net volume of OpCap's trading in the Security amounts to less than 1% of the total volume of trading in the Security for the previous day; and (iii) OpCap has not transacted in the Security on the day of preclearance and has no pending orders in the Security at the time of preclearance.

                            INITIAL PUBLIC OFFERINGS

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1).

                               PRIVATE PLACEMENTS

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement (a limited offering as defined in Rule 17j-1), unless you have received the prior written approval from a member of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position.

If you are a Portfolio Employee, and you have acquired Beneficial Ownership of Securities in a private placement, you must DISCLOSE your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY reviewed by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

                           SHORT-TERM TRADING PROFITS

If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

                            PUTS, CALLS, SHORT SALES

If you are a Portfolio Employee, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for: Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. If you are an Oppenheimer Capital Non-Portfolio Employee, you may not acquire Beneficial Ownership of any put, call, straddle, option or privilege on any Securities on the Approved List or any Securities which are not shares of a LARGE-CAP ISSUER.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                  USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer. Oppenheimer Capital and PIMCO Advisors employees located in New York may only engage in purchases or sales of publicly traded Securities through Charles Schwab & Co. or such other registered broker-dealer as may be specified by the Compliance Committee unless an exemption has been requested and approved in writing by a Compliance Officer.

                                    REPORTING

REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS

You must report all brokerage accounts and all Securities Transactions that are not transactions in Exempt Securities. To satisfy these requirements; (i) you must cause each registered broker-dealer which maintains an account for Securities of which you have Beneficial Ownership, to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies:
(a) of confirmations of all transactions in the account and (b) periodic statements (no frequently less than quarterly) for the account, and (ii) you must report (on the Form attached as Appendix IV hereto) to a Compliance Officer, within 10 days of the occurrence, the opening of a new or previously unreported brokerage account and all transactions effected without the use of a registered broker-dealer for Securities (other than Exempt Securities) of which you have Beneficial Ownership.

The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the form attached as Appendix IV hereto. If they do not, you must complete and submit a Brokerage Account and Non-Broker Transaction Report within 10 days of the end of each calendar quarter.

INITIAL AND ANNUAL REPORTS

You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an employee and annually thereafter. The form for this purpose is attached to this Code as Appendix III.

DISCLAIMER

Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

GIFTS

You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with PIMCO Advisors directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed the equivalent of $100. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present. You must obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and business events that require overnight accommodations. You must provide a copy of such written approval to the Compliance Committee.

SERVICE AS A DIRECTOR

If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the General Counsel of PIMCO Advisors. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

PRIVACY POLICY

You must abide by the PIMCO Advisors Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix VII. The Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a compliance officer or director of PIMCO Advisors. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

                                   COMPLIANCE

CERTIFICATE OF RECEIPT

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix II.

ANNUAL CERTIFICATE OF COMPLIANCE

You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities (other than Exempt Securities) of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

REMEDIAL ACTIONS

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                      REPORTS TO MANAGEMENT AND TRUSTEES

REPORTS OF SIGNIFICANT REMEDIAL ACTION

The General Counsel of PIMCO Advisors or his delegate will on a timely basis inform the management of PIMCO Advisors and trustees of each Fund which is an Advisory Client of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. A SIGNIFICANT REMEDIAL ACTION means any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

ANNUAL REPORTS

The General Counsel of PIMCO Advisors or his delegate will report annually to the management of PIMCO Advisors and the trustees of each Fund which is an Advisory Client with regard to efforts to ensure compliance by the directors, officers and employees of PIMCO Advisors with their fiduciary obligations to our Advisory Clients.

The annual report will, at a minimum:

     1. Describe any issues arising under the Code of Ethics or procedures since the last report to the trustees, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and;

     2. Certify that PIMCO Advisors has adopted procedures reasonably necessary to prevent all employees from violating the Code.

                                                                      APPENDIX I

                                 PIMCO ADVISORS

                      INSIDER TRADING POLICY AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A. Policy Statement on Insider Trading

PIMCO Advisors L.P. ("PIMCO Advisors"), its affiliates, PIMCO Partners, G.P., Cadence Capital Management, NFJ Investment Group, Oppenheimer Capital, and PIMCO Equity Advisors (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PIMCO Advisors), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or to communications of material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1)  trading by an insider, while aware of material, non-public information; or

(2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PIMCO Advisors.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

  the Covered Person's spouse;
  the Covered Person's minor children;
  any other relatives living in the Covered Person's household;
  a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
  a trust as to which the Covered Person is a trustee;
  a revocable trust as to which the Covered Person is a settlor;
  a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

  dividend or earnings expectations;
  write-downs or write-offs of assets;
  additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
  new products or services;
  exploratory, discovery or research developments;
  criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
  labor disputes including strikes or lockouts;
  substantial changes in accounting methods;
  major litigation developments;
  major personnel changes;
  debt service or liquidity problems;
  bankruptcy or insolvency; extraordinary management developments;
  public offerings or private sales of debt or equity securities;

  calls, redemptions or purchases of a company's own stock;
  issuer tender offers;
  or recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3. WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors, officers, or employees of PIMCO Advisors may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at PIMCO Advisors may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PIMCO Advisors, discloses material, non-public information to PIMCO Advisors' portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", PIMCO Advisors has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because PIMCO Advisors has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not PIMCO Advisors ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4. IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the General Counsel of PIMCO Advisors;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PIMCO Advisors; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the General Counsel of PIMCO Advisors.

After the Compliance Officer or General Counsel has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

  civil injunctions
  treble damages
  disgorgement of profits
  jail sentences
  fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A. Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid PIMCO Advisors in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material nonpublic information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of PIMCO Advisors shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by PIMCO Advisors.

4. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in PIMCO Advisors' Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of PIMCO Advisors should not discuss any potentially material non-public information concerning PIMCO Advisors or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B. Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information(1). Accordingly, you should not discuss material non-public information about PIMCO Advisors or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

---------------------
(1) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     APPENDIX II
                                 PIMCO ADVISORS

                          ACKNOWLEDGMENT CERTIFICATION

                                 CODE OF ETHICS
                                      and
                      INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the attached PIMCO Advisors Code of Ethics and Insider Trading Policy and Procedures. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred(2). I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Date: __________________________           ______________________________
                                           Signature



                                           ______________________________
                                           Print Name

-----------------------
(2) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                    APPENDIX III
                                 PIMCO ADVISORS

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1) Name of employee:                               ____________________________

(2) If different than #1, name of the person
    in whose name the account is held:              ____________________________

(3) Relationship of (2) to (1):                     ____________________________

(4) Broker(s) at which Account is Maintained:       ____________________________

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

(5) Account Number(s):                              ____________________________

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

(6) Telephone number(s) of Broker:                  ____________________________

                                                    ____________________________

                                                    ____________________________

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

     Name of Security*          Quantity          Value            Custodian

1.  ________________________    ___________      ___________     _______________

2.  ________________________    ___________      ___________     _______________

3.  ________________________    ___________      ___________     _______________

4.  ________________________    ___________      ___________     _______________

5.  ________________________    ___________      ___________     _______________

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.


                                             ______________________________
                                             Signature



                                             ______________________________
                                             Print Name

Dated: _________________

                                                                     APPENDIX IV

                                 PIMCO ADVISORS

               BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION REPORT

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

You must also cause each broker-dealer who maintains an account for Securities of which you have beneficial ownership, to provide to a Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

I have requested that you receive duplicate confirms on my behalf from the following brokers:

--------------------------------------------------------------------------------
  NAME           BROKER          ACCOUNT NUMBER          DATE ACCOUNT OPENED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following are securities transactions that have not been reported and/or executed other than through a Broker-Dealer (I.E., DIRECT PURCHASE OF A PRIVATE PLACEMENT.)

--------------------------------------------------------------------------------
  DATE     BUY/SELL      SECURITY NAME        AMOUNT     PRICE   BROKER/ISSUER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the PIMCO Advisors Code of Ethics).

________________                    _____________________________________
Date                                Signature

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

     (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

     (B) Where the security is held for the benefit of members of your immediate family sharing the same household;

     (C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

     (D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

     (E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Notwithstanding the foregoing, none of the following transactions need be reported:

     (A) Transactions in securities which are direct obligations of the United States;

     (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

     (C)  Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities) including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be sent to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.   Signature. Sign the form in the space provided.

10. Filing of Report. A report should be filed NO LATER THAN 10 CALENDAR DAYS after establishing a new brokerage account or effecting a non-reported securities transaction with your local Compliance Officer.

                                                                      APPENDIX V

                                 PIMCO ADVISORS

                       ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and Procedures, for the year ended December 31, ____. Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code including the PIMCO Advisors Privacy Policy. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date: __________                        _______________________________________
                                        Signature



                                        _______________________________________
                                        Print Name

                                                                     APPENDIX VI
                        EMPLOYEE TRADE PRECLEARANCE FORM
                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

----------------------------------------------------------------------------------------------------------------
Name of Employee (please print)
----------------------------------------------------------------------------------------------------------------
Department             Supervisor                 Telephone                        Date
----------------------------------------------------------------------------------------------------------------
Broker                 Account Number             Telephone                        Sales Representative
                                                  (   )
----------------------------------------------------------------------------------------------------------------
  |_|    Buy        |_|    Sell         Ticker Symbol         Price:     Limit _______   Market     |_|
----------------------------------------------------------------------------------------------------------------

Quantity                          Issue (Full Security Description)
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
     Portfolio                         Private       Traded Security
     Employee           IPO           Placement       in Prior 60 days      Short Sale   Special Instructions
----------------------------------------------------------------------------------------------------------------
 |_| Yes  |_| No   |_| Yes  |_| No  |_| Yes  |_| No   |_| Yes  |_| No  |_| Yes  |_| No
----------------------------------------------------------------------------------------------------------------

Approvals
----------------------------------------------------------------------------------------------------------------
This area reserved for Trading Department use only
----------------------------------------------------------------------------------------------------------------
Trade Has Been                               Date Approved                                Approved By

|_| Approved      |_| Not Approved
----------------------------------------------------------------------------------------------------------------
Legal / Compliance (if required)
----------------------------------------------------------------------------------------------------------------

    APPROVALS ARE VALID UNTIL THE CLOSE OF BUSINESS ON THE DAY APPROVAL HAS BEEN GRANTED. ACCORDINGLY, GTC (GOOD TILL CANCELED) ORDERS ARE PROHIBITED. IF A TRADE IS NOT EXECUTED BY THE CLOSE OF BUSINESS RESUBMITTING A NEW PRECLEARANCE FORM IS REQUIRED. IT IS EACH EMPLOYEE'S RESPONSIBILITY TO COMPLY WITH ALL PROVISIONS OF THE CODE. OBTAINING PRECLEARANCE SATISFIES THE PRECLEARANCE REQUIREMENTS OF THE CODE AND DOES NOT IMPLY COMPLIANCE WITH THE CODE'S OTHER PROVISIONS.

    PRECLEARANCE PROCEDURES APPLY TO ALL EMPLOYEES AND THEIR IMMEDIATE FAMILY (AS DEFINED BY THE CODE) INCLUDING: A) ALL ACCOUNTS IN THE NAME OF THE EMPLOYEE OR THE EMPLOYEE'S SPOUSE OR MINOR CHILDREN; B) ALL ACCOUNTS IN WHICH ANY OF SUCH PERSONS HAVE A BENEFICIAL INTEREST; AND C) ALL OTHER ACCOUNTS OVER WHICH ANY SUCH PERSON EXERCISES ANY INVESTMENT DISCRETION. PLEASE SEE THE CODE FOR THE COMPLETE DEFINITION OF IMMEDIATE FAMILY.

    BY SIGNING BELOW THE EMPLOYEE CERTIFIES THE FOLLOWING: THE EMPLOYEE AGREES THAT THE ABOVE ORDER IS IN COMPLIANCE WITH THE CODE OF ETHICS AND IS NOT BASED ON KNOWLEDGE OF AN ACTUAL CLIENT ORDER WITHIN THE PREVIOUS SEVEN CALENDAR DAYS IN THE SECURITY THAT IS BEING PURCHASED OR SOLD, OR KNOWLEDGE THAT THE SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE IN ONE OR MORE SPECIFIC CLIENT ACCOUNTS, OR KNOWLEDGE OF A CHANGE OR PENDENCY OF A CHANGE OF AN INVESTMENT MANAGEMENT RECOMMENDATION. THE EMPLOYEE ALSO ACKNOWLEDGES THAT HE/SHE IS NOT IN POSSESSION OF MATERIAL, INSIDE INFORMATION PERTAINING TO THE SECURITY OR ISSUER OF THE SECURITY.

--------------------------------------------------------------------------------
Employee Signature                                 Date

--------------------------------------------------------------------------------

           PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE
                       DEPARTMENT FOR ALL EXECUTED TRADES

                                 PIMCO ADVISORS

                                                                    APPENDIX VII

                                 PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients. We are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. We have developed policies designed to protect this confidentiality, while allowing client needs to be served.

In the course of providing you with products and services, we may obtain non-public personal information about you. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

We do not disclose any personal or account information provided by you or gathered by us to non-affiliated third parties, except as required or permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to your personal and account information, but are permitted to use the information solely to provide the specific service or as otherwise permitted by law. We may also provide your personal and account information to your brokerage or financial advisory firm and/or to your financial adviser or consultant.

We do reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which you have chosen to invest. In addition, we may disclose information about you or your accounts to a non-affiliated third party at your request or if you consent in writing to the disclosure.

We may share client information with our affiliates in connection with servicing your account or to provide you with information about products and services that we believe may be of interest to you. The information we share may include, for example, your participation in our mutual funds or other investment programs, your ownership of certain types of accounts (such as IRAs), or other data about your accounts. Our affiliates, in turn, are not permitted to share your information with non-affiliated entities, except as required or permitted by law.

We take seriously the obligation to safeguard your non-public personal information. We have implemented procedures designed to restrict access to your non-public personal information to our personnel who need to know that information to provide products or services to you. To guard your non-public personal information, physical, electronic and procedural safeguards are in place.

*This privacy policy is applicable to the following entities: PIMCO Advisors L.P.; Pacific Investment Management Company LLC; PIMCO Equity Advisors; Cadence Capital Management; NFJ Investment Group; PIMCO/Allianz Investment Advisors LLC; PIMCO Funds Distributors LLC; PIMCO Funds: Multi-Manager Series; PIMCO Funds:
Pacific Investment Management Series; PIMCO Specialty Markets; PIMCO Commercial Mortgage Securities Trust, Inc. Oppenheimer Capital; OpCap Advisors; OCC Distributors; OCC Cash Reserves; Municipal Advantage Fund, Inc.

BRINSON ADVISORS, INC.
CODE OF ETHICS FOR PERSONAL INVESTING
--------------------------------------------------------------------------------


     Introduction. THIS CODE APPLIES TO YOU IF YOU ARE AN EMPLOYEE, OFFICER OR DIRECTOR OF BRINSON ADVISORS, INC. ("BRINSON ADVISORS") AND ANY REGISTERED MANAGEMENT INVESTMENT COMPANY FOR WHICH BRINSON ADVISORS SERVES AS INVESTMENT ADVISER OR SUB-ADVISER (EACH A "UBS PAINE WEBBER FUND"). DUAL EMPLOYEES OF BRINSON ADVISORS AND DSI INTERNATIONAL MANAGEMENT, INC. WHO ARE LOCATED IN DSI'S NORWALK OFFICE ARE SUBJECT TO THE DSI CODE OF ETHICS AND RELATED POLICIES AND PROCEDURES.

     PROVISION ONE: PERSONAL RESPONSIBILITY. Before permitting the purchase or sale of any security in which you have a beneficial interest, investment discretion or control, you must take personal responsibility for assuring that the transaction is not connected with any fraudulent conduct.

     PROVISION TWO: DISCLOSURE. You must report the following:

     o HOLDINGS. You must disclose personal securities holdings within ten days of becoming subject to this Code and again annually, unless you are an independent director of a UBS PaineWebber Fund.

     o TRANSACTIONS. You must notify Brinson Advisors of all personal securities transactions at least quarterly, unless you are an independent director of a UBS PaineWebber Fund.

     o INDEPENDENT DIRECTORS. If you are an independent director of a UBS PaineWebber Fund, you must make quarterly transaction reports only if, during the preceding quarter, you traded a security when you knew, or reasonably should have known, that a Fund had traded the same security within the prior 15 days or would be trading the same security within the next 15 days.

     PROVISION THREE: PRECLEARANCE OF IPOS AND PRIVATE PLACEMENTS. Employees must obtain WRITTEN permission from Brinson Advisors before purchasing initial public offerings or private placements.

     PROVISION FOUR: SUPERVISION. If you supervise anyone who is subject to this Code, you must:

     o review that person's investment holdings and transaction reports for any evidence of fraudulent conduct or conflicts of interest;

     o evaluate requests to participate in IPOs or private placements for potential conflicts between the interests of that person and the interests of the client(s) he/she serves; and

     o identify and resolve any potential fraud or conflict of interest that may arise in connection with that person's personal securities holdings or transactions.

ADMINISTRATION AND ENFORCEMENT

     ADMINISTRATION AND OVERSIGHT. Brinson Advisors is responsible for administering and enforcing this Code and has full authority to impose penalties, including without limitation, disgorgement, fines and termination of the employment of the parties subject to this Code. Brinson Advisors will report at least annually on its administration of the Code to the Boards of the UBS PaineWebber Funds.

     BRINSON ADVISORS POLICIES AND PROCEDURES FOR PERSONAL INVESTING. Brinson Advisors has instituted policies and procedures ("Procedures") reasonably necessary to assure that you do not violate this Code of Ethics. YOU ARE RESPONSIBLE FOR COMPLYING WITH ALL PROCEDURES THAT APPLY TO YOU. Among other things, the Procedures:

     o limit your ability to trade securities at the same time as a client if you are part of the client's portfolio management group;

     o limit your ability to engage in short-term trading, if you are an employee;

     o require you to preclear certain securities transactions and specify the process for obtaining that preclearance, if you are an employee;

     o provide forms and instructions for quarterly and annual reporting and for preclearance of IPOs and private placements;

     o require you to certify at least annually that you have conducted all personal securities transactions in accordance with this Code of Ethics and the Procedures;

     o and explain in detail which persons and accounts are subject to this Code and the Procedures.

In addition, the Procedures provide for a Code of Ethics Committee to review violations of the Code or the Procedures and order appropriate remedial action. The Procedures also require the Brinson Advisors Compliance Department to review transaction and holdings reports from Fund Directors and refer potential compliance issues to the Code of Ethics Committee.

SUB-ADVISERS OF THE UBS PAINEWEBBER FUNDS. Brinson Advisors requires every sub-adviser of a UBS PaineWebber Fund to adopt a code of ethics that meets the requirement of Rule 17j-1 under the Investment Company Act of 1940. Employees, officers and directors of the UBS PaineWebber Funds who are also employees of a sub-adviser are governed by the sub-adviser's code of ethics. Brinson Advisors has delegated responsibility to each sub-adviser for supervising the personal securities transactions of these Access Persons, including review of transaction and holding reports and any requests to purchase IPOs or private placements.

DSI INTERNATIONAL MANAGEMENT, INC.
CODE OF ETHICS FOR PERSONAL INVESTING
--------------------------------------------------------------------------------


     INTRODUCTION. This Code applies to you if you are an employee, officer or director of DSI International Management, Inc.

     PROVISION ONE: PERSONAL RESPONSIBILITY. Before permitting the purchase or sale of any security in which you have a beneficial interest, investment discretion or control, you must take personal responsibility for assuring that the transaction is not connected with any fraudulent conduct.

     PROVISION TWO: DISCLOSURE: You must report the following:

     o HOLDINGS. You must disclose personal securities holdings within ten days of becoming subject to this Code and again annually.

     o TRANSACTIONS. You must notify DSI of all personal securities transactions at least quarterly.

     PROVISION THREE: PRECLEARANCE OF IPOS AND PRIVATE PLACEMENTS. You must obtain WRITTEN permission from DSI before purchasing initial public offerings or private placements.

     PROVISION FOUR: SUPERVISION. If you supervise anyone who is subject to this Code, you must:

     o review that person's investment holdings and transactions reports for any evidence of fraudulent conduct or conflicts of interest;

     o evaluate requests to participate in IPOs or private placements for potential conflicts between the interests of that person and the interests of the client(s) he/she serves; and

     o identify and resolve any potential fraud or conflict of interest that may arise in connection with that person's personal securities holdings or transactions.

ADMINISTRATION AND ENFORCEMENT

     ADMINISTRATION AND OVERSIGHT. DSI is responsible for administering and enforcing this Code and has full authority to impose penalties, including


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

without limitation, disgorgement, fines and termination of the employment of the parties subject to this Code. DSI will report at least annually on its administration of the Code to the Boards of the PaineWebber Funds.

         DSI POLICIES AND PROCEDURES FOR PERSONAL INVESTING. DSI has instituted policies and procedures ("Procedures") reasonably necessary to assure that you do not violate this Code of Ethics. YOU ARE RESPONSIBLE FOR COMPLYING WITH ALL PROCEDURES THAT APPLY TO YOU. Among other things, the Procedures:

     o limit your ability to trade securities at the same time as a client if you are part of the client's portfolio management group;

     o limit your ability to engage in short-term trading, if you are an employee;

     o require you to preclear certain securities transactions and specify the process for obtaining that preclearance, if you are an employee;

     o provide forms and instructions for quarterly and annual reporting and for preclearance of IPOs and private placements;

     o require you to certify at least annually that you have conducted all personal securities transactions in accordance with the PaineWebber Code of Conduct, this Code of Ethics and the Procedures;

     o and explain in detail which persons and accounts are subject to this Code and the Procedures.

     In addition, the Procedures provide for the Chief Operating Officer to review violations of the Code or the Procedures and other appropriate remedial action.

                         GOLDMAN SACHS ASSET MANAGEMENT
                      GOLDMAN SACHS FUNDS MANAGEMENT, L.P.
                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

                                 CODE OF ETHICS

                           Effective January 23, 1991
                           (as revised April 1, 2000)

I.     DEFINITIONS

A. "Access Person" with respect to Goldman Sachs Asset Management ("GSAM") means (because GSAM is a unit within the Investment Management Division, a separate operating division, of Goldman, Sachs & Co., and Goldman, Sach & Co. is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those officers, general partners or Advisory Persons (as defined below) of GSAM who, with respect to any Investment Company (as defined below), make recommendations or participate in the determination of which recommendation shall be made to any Investment Company, or whose principal function or duties relate to the determination of which recommendation shall be made to any Investment Company, or who, in connection with their duties, obtain any information concerning such recommendations on Covered Securities (as defined below) which are being made to the Investment Company. "Access Person" with respect to Goldman Sachs Asset Management International ("GSAMI") and Goldman Sachs Funds Management, L.P. ("GSFM") means any director, officer, general partner or Advisory Person of GSAMI or GSFM, as the case may be.

B.     "Adviser" means each of GSAM, GSAMI and GSFM.

C. "Advisory Person" means (i) any officer or employee of the Adviser or any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a Covered Security.

D. "Beneficial ownership" of a security shall be interpreted in the same manner as it would be under Rule 16a-1 (a) (2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in determining whether a person is the beneficial

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
       owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

E. "Board of Trustees" means the board of trustees or directors, including a majority of the disinterested trustees/directors, of any Investment Company for which an Adviser serves as an investment adviser, sub-adviser or principal underwriter.

F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

G. "Covered Security" means a security as defined in Section 2(a) (36) of the Investment Company Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and (iii) shares of registered open-end investment companies.

H. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

I. "Investment Company" means a company registered as such under the Investment Company Act, or any series thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

J. "Investment Personnel" of the Adviser means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Investment Company or (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to an Investment Company regarding the purchase or sale of securities by an Investment Company.

K. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.


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

L. "Purchase or sale of Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another security.

M. "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by Access Persons. The term "Alternative Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to each Adviser.

N. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for an Investment Company.

O. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Investment Company, or (2) is being or has been considered by the Adviser for purchase by the Investment Company.

II.    LEGAL REQUIREMENTS

       Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any affiliated person of the Adviser to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to
Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any affiliated person of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by an Investment Company:

       (1) To employ any device, scheme or artifice to defraud such Investment Company;

       (2) To make any untrue statement of a material fact to such Investment Company or omit to state a material fact necessary in order to make the statements made to such Investment Company, in light of the circumstances under which they are made, not misleading;

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

       (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any such Investment Company; or

       (4) To engage in any manipulative practice with respect to such Investment Company.

III.   STATEMENT OF POLICY

       It is the policy of the Adviser that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Adviser is, and has been, that each Access Person shall place at all times the interests of each Investment Company and its shareholders first in conducting personal securities transactions. Accordingly, private securities transactions by Access Persons of the Adviser must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with, or relationship to, any Investment Company, the Adviser or any affiliated company.

       Without limiting in any manner the fiduciary duty owed by Access Persons to the Investment Companies or the provisions of this Code, it should be noted that the Adviser and the Investment Companies consider it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by the Investment Companies; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the Investment Companies' portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an Access Person should be conducted in such a manner so as to eliminate the possibility that the Access Person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of an Investment Company's portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to any Investment Company.

IV.    EXEMPTED TRANSACTIONS

       The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section V of this Code shall not apply to:

       A. Purchases or sales of securities effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

       B. Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company;

       C. Purchases or sales of securities which are non-volitional on the part of either the Access Person or an Investment Company;

       D. Purchases or sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the Access Person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an Investment Company;

       E. Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to --- ---- all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

       F. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

       G. Purchases or sales of publicly-traded shares of companies that have a market capitalization in excess of $10 billion; and

       H. Other purchases or sales which, due to factors determined by the Adviser, only remotely potentially impact the interests of an Investment Company because the securities transaction involves a small number of shares of an issuer with a large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market.

V.     PROHIBITED PURCHASES AND SALES

A. While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities:

(1) No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered
       Security:

       (i)    is being considered for purchase or sale by an Investment Company;
              or

       (ii)   is being purchased or sold by an Investment Company.

(2) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an Investment Company) any information regarding securities transactions by an Investment Company or consideration by an Investment Company or the Adviser of any such securities transaction.

(3) No Access Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an Investment Company or an issuer of a any security owned by an Investment Company.

(4) No Access Person shall enter an order for the purchase or sale of a Covered Security which an Investment Company is purchasing or selling or considering for purchase or sale until the later of (1) the day after the Investment Company's transaction in that Covered Security is completed or
       (2) after the Investment Company is no longer considering the security for purchase or sale, unless the Review Officer determines that it is clear that, in view of the nature of the Covered Security and the market for such Covered Security, the order of the Access Person will not adversely affect the price paid or received by the Investment Company. Any securities transactions by an Access Person in violation of this Subsection D must be unwound, if possible, and the profits, if any, will be subject to disgorgement based on the assessment of the appropriate remedy as determined by the Adviser.

(5) No Access Person shall, in the absence of prior approval by the Review Officer, sell any Covered Security that was purchased, or purchase a Covered Security that was sold, within the prior 30 calendar days (measured on a last-in first-out basis).

B. In addition to the foregoing, the following provision will apply to Investment Personnel of the Adviser:


(1) Investment Personnel must, as a regulatory requirement and as a requirement of this Code, obtain prior approval before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In addition, Investment Personnel must comply with any additional restrictions or prohibitions that may be adopted by the Adviser from time to time.

(2) No Investment Personnel shall accept any gift or personal benefit valued in excess of such DE MINIMIS amount established by the Adviser from time to time in its discretion (currently this amount is $100 annually) from any single person or entity that does business with or on behalf of an Investment Company. Gifts of a DE MINIMIS value (currently these gifts are limited to gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the Investment Personnel and the giver are present, and promotional items of DE MINIMIS value may be accepted. Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

(3) No Investment Personnel shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of the Investment Companies and their shareholders. Such interested Investment Personnel may not participate in the decision for any Investment Company to purchase and sell securities of such company.

VI.    BROKERAGE ACCOUNTS

       Access Persons are required to direct their brokers to supply for the Review Officer on a timely basis duplicate copies of confirmations of all securities transactions in which the Access Person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in Section IV applies. If an Access Person is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII.   PRECLEARANCE PROCEDURE

       With such exceptions and conditions as the Adviser deems to be appropriate from time to time and consistent with the purposes of this Code (for example, exceptions based on an issuer's market capitalization, the amount of public trading activity in a security, the size of a particular transaction or other factors), prior to effecting any securities transactions in which an Access Person has a beneficial ownership interest, the Access Person must receive approval by the Adviser. Any approval is valid only for such number of day(s) as may be determined from time to time by the Adviser. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction.

       The Adviser will decide whether to approve a personal securities transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code of Ethics, including whether the security at issue is being considered for purchase or sale for an Investment Company. The Adviser is not required to give any explanation for refusing to approve a securities transaction.

VIII.  REPORTING

A.     Every Access Person shall report to the Review Officer the information
       (1) described in Section VIII-C of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security or (2) described in Sections VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

B. Notwithstanding Section VIII-A of this Code, an Access Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940 or if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer and all of the information required by Section VIII-C, D or E is contained in such confirmations or account statements. The quarterly transaction reports required under Section VIII-A(1) shall be deemed made with respect to (1) any account where the Access Person has made provisions for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review or (2) any account maintained with the Adviser or an affiliate. With respect to Investment Companies for which the Adviser does not act as investment adviser or sub-adviser, reports required to be furnished by officers and trustees of such Investment Companies who are Access Persons of the Adviser must be made under Section VIII-C of this Code and furnished to the designated review officer of the relevant investment adviser.

C. QUARTERLY TRANSACTION REPORTS. Unless quarterly transaction reports are deemed to have been made under Section VIII-B of this Code, every quarterly transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

       (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), class and the number of shares, and the principal amount of each Covered Security involved;

       (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

       (3) The price of the Covered Security at which the transaction was effected;

       (4) The name of the broker, dealer or bank with or through whom the transaction was effected;

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

       (5)    The date that the report was submitted by the Access Person; and

       (6) With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

              (1) The name of the broker, dealer or bank with whom the Access Person established the account;

              (2)    The date the account was established; and

              (3)    The date that the report was submitted by the Access
                     Person.

D. INITIAL HOLDINGS REPORTS. No later than 10 days after becoming an Access Person, each Access Person must submit a report containing the following information:

              (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

              (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

              (3)    The date that the report is submitted by the Access Person.

E. ANNUAL HOLDINGS REPORTS. Between January 1st and January 30th of each calendar year, every Access Person shall submit the following information (which information must be current as of a date no more than 30 days before the report is submitted):

              (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

              (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

              (3)    The date that the report is submitted by the Access Person.

F.     If no transactions in any securities required to be reported under
       Section VIII-A(1) were effected during a quarterly period by an Access Person, such Access Person shall report to the Review Officer not later than 10 days after the end of such quarterly period stating that no reportable securities transactions were effected.

G. These reporting requirements shall apply whether or not one of the exemptions listed in Section IV applies except that an Access Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect influence or control.

H. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (1) he or she has or had any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (2) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an Investment Company on the same day.

IX.    APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF ETHICS

       The Board of Trustees of each Investment Company shall approve this Code of Ethics. Any material amendments to this Code of Ethics must be approved by the Board of Trustees of each Investment Company no later than six months after the adoption of the material change. Before their approval of this Code of Ethics and any material amendments hereto, the Adviser shall provide a certification to the Board of Trustees of each such Investment Company that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X.     ANNUAL CERTIFICATION OF COMPLIANCE

       Each Access Person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (A) has read and understands this Code of Ethics and any procedures that are adopted by the Adviser relating to this Code, and recognizes that he or she is subject thereto; (B) has complied with the requirements of this Code of Ethics and such procedures; (C) has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

XI.    CONFIDENTIALITY

       All reports of securities transactions, holding reports and any other information filed with the Adviser pursuant to this Code shall be treated as confidential, except that reports of securities transactions and holdings reports hereunder will be made available to the Investment Companies and to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.


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

XII.   REVIEW OF REPORTS

A. The Review Officer shall be responsible for the review of the quarterly transaction reports required under VIII-C and VIII-F, and the initial and annual holdings reports required under Sections VIII-D and VIII-E, respectively, of this Code of Ethics. In connection with the review of these reports, the Review Officer or the Alternative Review Officer shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by the Adviser.

B. On an annual basis, the Review Officer shall prepare for the Board of Trustees of each Investment Company and the Board of Trustees of each Investment Company shall consider:

              (1) A report on the level of compliance during the previous year by all Access Persons with this Code and any related procedures adopted by the Adviser, including without limitation the percentage of reports timely filed and the number and nature of all material violations and sanctions imposed in response to material violations. An Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer;

              (2) A report identifying any recommended changes to existing restrictions or procedures based upon the Adviser's experience under this Code, evolving industry practices and developments in applicable laws or regulations; and

              (3) A report certifying to the Board of Trustees that the Adviser has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XIII.  SANCTIONS

       Upon discovering a violation of this Code, the Adviser may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to the affected Investment Company of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Adviser may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code may also result in criminal prosecution or civil action. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Investment Company with respect to whose securities the violation occurred.

XIV.   INTERPRETATION OF PROVISIONS

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

       The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

XV.    IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL

       The Adviser shall identify all persons who are considered to be Access Persons and Investment Personnel, and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Adviser.

XVI.   EXCEPTIONS TO THE CODE

       Although exceptions to the Code will rarely, if ever, be granted, a designated Officer of the Adviser, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the Board of Trustees of the Investment Company with respect to which the exception applies at its next regularly scheduled Board meetings.

XVII.  RECORDS

       The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act and shall be available for examination by representatives of the Commission.

       A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

       B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

       C. A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any brokerage confirmation or account statements provided in lieu of the reports) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

       D. A list of all persons who are, or within the past five years have been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

       E. A list of all persons, currently or within the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly transaction reports shall be maintained in an easily accessible place;

       F. A record of any decision and the reason supporting the decision to approve the acquisition by Investment Personnel of Initial Public Offerings and Limited Offerings shall be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

       G. A copy of each report required by Section XII-B of this Code must be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible plan.

XVIII. SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

       The Adviser may establish, in its discretion, supplemented compliance and review procedures (the "Procedures") that are in addition to those set forth in this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or assist the Adviser in the administration of this Code. The Procedures may be more, but shall not be less, restrictive than the provisions of this Code. The Procedures, and any amendments thereto, do not require the approval of the Board of Trustees of an Investment Company.

                           PERSONAL INVESTMENT POLICY
                                       FOR
                 SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

SSB Citi Asset Management Group ("SSB Citi")(1), and those U.S.-registered investment companies advised or managed by SSB Citi that have adopted this policy ("Funds"), have adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of SSB Citi and SSB Citi's clients (including the Funds), and between Fund directors or trustees and their Funds, and SECOND, to provide policies and procedures consistent with applicable law, including Rule 17j-1 under the Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. ALL U.S. EMPLOYEES OF SSB CITI, INCLUDING EMPLOYEES WHO SERVE AS FUND OFFICERS OR DIRECTORS, AND ALL DIRECTORS OR TRUSTEES ("DIRECTORS") OF EACH FUND, ARE COVERED PERSONS UNDER THIS POLICY. OTHER COVERED PERSONS ARE DESCRIBED IN SECTION II BELOW.

I. STATEMENT OF PRINCIPLES - All SSB Citi employees owe a fiduciary duty to SSB Citi's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

         All personal securities transactions by Covered Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.

         Employees are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB Citi restricted list, the receipt of gifts and service as a director of a publicly traded company. EMPLOYEES MUST NEVER TRADE IN A SECURITY OR COMMODITY WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE ISSUER OR THE MARKET FOR THOSE SECURITIES OR COMMODITIES, EVEN IF THE EMPLOYEE HAS SATISFIED ALL OTHER REQUIREMENTS OF THIS POLICY.


         The reputation of SSB Citi and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.


(1) The investment advisory entities of SSB Citi covered by this policy include:
Salomon Brothers Asset Management Inc.; SSB Citi Fund Management LLC; Smith Barney Asset Management Division of Salomon Smith Barney Inc.; Travelers Investment Management Company; and the Citibank Global Asset Management Division of Citibank, N.A. and Citicorp Trust, N.A.-California.

II. APPLICABILITY - SSB CITI EMPLOYEES - This policy applies to all U.S. employees of SSB Citi, including part-time employees. Each employee, including employees who serve as Fund officers or directors, must comply with all of the provisions of the policy applicable to SSB Citi employees unless otherwise indicated. Certain employees are considered to be "investment personnel" (i.e., portfolio managers, traders and research analysts (and each of their assistants)), and as such, are subject to certain additional restrictions outlined in the policy. All other employees of SSB Citi are considered to be "advisory personnel."

         Generally, temporary personnel and consultants working in any SSB Citi business are subject to the same provisions of the policy as full-time employees, and their adherence to specific requirements will be addressed on a case-by-case basis.

         The personal investment policies, procedures and restrictions referred to herein also apply to an employee's spouse and minor children. The policies also apply to any other account over which the employee is deemed to have BENEFICIAL OWNERSHIP. This includes: accounts of any immediate family members sharing the same household as the employee; accounts of persons or other third parties for whom the employee exercises investment discretion or gives investment advice; a legal vehicle in which the employee has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the employee (other than in the capacity of an employee); and any account over which the employee may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

         These policies place certain restrictions on the ability of an employee to purchase or sell securities that are being or have been purchased or sold by an SSB Citi managed fund or client account. The restrictions also apply to securities that are "related" to a security being purchased or sold by an SSB Citi managed fund or client account. A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).

         FUND DIRECTORS - This policy applies to all directors of Funds that have adopted this policy. The personal investment policies, procedures and restrictions that specifically apply to Fund directors apply to all accounts and securities in which the director has direct or indirect beneficial ownership. See Exhibit A attached hereto for a more detailed description of beneficial ownership.

         SECURITIES are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security."

III. ENFORCEMENT - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document. SSB Citi takes seriously its obligation to monitor the personal investment activities of its employees. Any violation of this policy by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this policy by a Fund director will be reported to the Board of Directors of the applicable Fund, which may impose such sanctions as it deems appropriate.

IV. OPENING AND MAINTAINING EMPLOYEE ACCOUNTS - All employee brokerage accounts, including spouse accounts, accounts for which the employee is deemed to have beneficial ownership, and any other accounts over which the employee and/or spouse exercise control, must be maintained either at Salomon Smith Barney ("SSB") or at Citicorp Investment Services ("CIS").(2) For spouses or other persons who, by reason of their employment, are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this policy, or in other exceptional circumstances, employees may submit a written request for an exemption to the Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the Compliance Department. In addition, all other provisions of this policy will apply.

V. EXCLUDED ACCOUNTS AND TRANSACTIONS - The following types of accounts/transactions need not be maintained at SSB or CIS, nor are they subject to the other restrictions of this policy:

            1. Accounts at outside mutual funds that hold only shares of open-end funds purchased directly from that fund company. NOTE:
               TRANSACTIONS RELATING TO CLOSED-END FUNDS ARE SUBJECT TO THE PRE-CLEARANCE, BLACKOUT PERIOD AND OTHER RESTRICTIONS OF THIS POLICY;

            2. Estate or trust accounts in which an employee or related person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. THE EMPLOYEE MUST DIRECT THE TRUSTEE/BANK TO FURNISH COPIES OF CONFIRMATIONS AND STATEMENTS TO THE COMPLIANCE DEPARTMENT;

            3. Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SSB and CIS if (i) the employee receives permission from the Regional Director of Compliance and the unit's Chief Investment Officer, and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

            4. Employees may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Employees must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Employees also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department; and

            5. In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: open-ended mutual funds; open-end unit investment trusts; U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of the U.S. government; bankers acceptances; bank


(2) This requirement will become effective as to all employees on a date to be determined by the Compliance Department and may be subject to a phase-in implementation process.

               certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

VI. SECURITIES HOLDING PERIOD/SHORT-TERM TRADING - Securities transactions must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty
         (60) calendar days, calculated on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st day). Citigroup securities received as part of an employee's compensation are not subject to the 60-day holding period. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of both a Chief Investment Officer and the Regional Director of Compliance, and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss or in break-even status.

VII. PRE-CLEARANCE - All SSB Citi employees must pre-clear all personal securities transactions (see Section V for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance form is attached as Exhibit B. IN ADDITION, EMPLOYEES ARE PROHIBITED FROM ENGAGING IN MORE THAN TWENTY (20) TRANSACTIONS IN ANY CALENDAR MONTH, EXCEPT WITH PRIOR WRITTEN APPROVAL FROM THEIR CHIEF INVESTMENT OFFICER, OR DESIGNEE. A transaction must not be executed until the employee has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors which might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

         In addition to the foregoing, the CGAM NA Director of Global Equity Research, or his designate, must approve all personal securities transactions for members of the CGAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Director of Research, or his designate, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

VIII. BLACKOUT PERIODS - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund or client account or in the case of a Fund director, by the director's Fund. In addition, the following Blackout Periods apply to the categories of SSB Citi employees listed below:

            1. PORTFOLIO MANAGERS AND PORTFOLIO MANAGER ASSISTANTS - may not buy
               or sell any securities for personal accounts seven (7) calendar days before or after managed funds or client accounts he/she manages trade in that security.

            2. TRADERS AND TRADER ASSISTANTS - may not buy or sell any securities for personal accounts three (3) calendar days before or seven (7) calendar days after managed funds or client accounts he/she executes trades for trade in that security.

            3. RESEARCH ANALYSTS AND RESEARCH ASSISTANTS - may not buy or sell any securities for personal accounts: seven (7) calendar days before or after the issuance of or a change in any recommendation; or seven (7) calendar days before or after any managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

            4. ADVISORY PERSONNEL (see Section II for details) - may not buy or sell any securities for personal accounts on the same day that a managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

            5. UNIT TRUST PERSONNEL - all employees assigned to the Unit Trust
               Department are prohibited from transacting in any security when a SSB Citi-sponsored Unit Trust portfolio is buying the same (or a related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.

            Employees in categories 1, 2 and 5 above may also be considered Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department).

            Any violation of the foregoing provisions will require the employee's trade to be unwound, with the employee absorbing any resulting loss and disgorging any resulting profit. Advisory personnel are subject to the unwinding of the trade provision; however, they may not be required to absorb any resulting loss (at the discretion of the Compliance Department and the employee's supervisor). Please be reminded that, regardless of the provisions set forth above, all employees are always prohibited from effecting personal securities transactions based on material, non-public information.

            Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. NOTE:
            PRE-CLEARANCE IS STILL REQUIRED. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this "Large Cap/De Minimis" exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

IX. PROHIBITED TRANSACTIONS - The following transactions by SSB Citi employees are prohibited without the prior written approval from the Chief Investment Officer, or designee, and the Regional Compliance
         Director:

            1. The purchase of private placements; and

            2. The acquisition of any securities in an initial public offering
               (new issues of municipal debt securities may be acquired subject to the other requirements of this policy (e.g., pre-clearance).)

X. TRANSACTIONS IN OPTIONS AND FUTURES - SSB Citi employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60-day holding period. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

XI. PROHIBITED RECOMMENDATIONS - No Covered Person shall recommend or execute any securities transaction by any managed fund or client account, or, in the case of a Fund director, by the director's Fund, without having disclosed, in writing, to the Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section VIII above. Prior written approval of such recommendation or execution also must be received from the Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:

            1. Any direct or indirect beneficial ownership of any securities of such issuer;

            2. Any contemplated transaction by the person in such securities;

            3. Any position with such issuer or its affiliates; or

            4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

XII. TRANSACTIONS IN CITIGROUP SECURITIES - Unless an SSB Citi employee is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

            Employees whose jobs are such that they know about Citigroup's quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the "blackout periods" beginning on the first day of a calendar quarter and ending on the second business day following the release of earnings for the prior quarter. Members of the SSB Citi Executive Committee and certain other senior SSB Citi employees are subject to these blackout periods.

            Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited). With regard to exchange traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual's private foundation may not sell donated Citigroup common stock during the blackout period. "Good `til cancelled" orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

            No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that employees may not engage in the following transactions:

            o  Short sales of Citigroup securities;

            o Purchases or sales of options ("puts" or "calls") on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this policy;

            o  Purchases or sales of futures on Citigroup securities; or

            o Any transactions relating to Citigroup securities that might reasonably appear speculative.

            The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

            Contributions into the firm's 401(k) Plan are not subject to the restrictions and prohibitions described in this policy.

XIII. ACKNOWLEDGEMENT AND REPORTING REQUIREMENTS - SSB CITI EMPLOYEES - All new SSB Citi employees must certify that they have received a copy of this policy, and have read and understood its provisions. In addition, all SSB Citi employees must:

            1. Acknowledge receipt of the policy and any modifications thereof, in writing (see Exhibit C for the form of Acknowledgement);

            2. Within 10 days of becoming an SSB Citi employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). Such information should be provided on the form attached as Exhibit D;

            3. Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS);

            4. Within 10 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS);

            5. Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS OR THE REGULAR RECEIPT OF MONTHLY BROKERAGE STATEMENTS); and

            6. Certify on an annual basis that he/she has read and understood the policy, complied with the requirements of the policy and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the policy.

         FUND DIRECTORS - Fund Directors shall deliver the information required by Items 1 through 4 of the immediately preceding paragraph, except that a Fund director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund Director, is not required to make the initial and annual holdings reports required by Item 2. Also, a "non-interested" Fund Director need not supply duplicate copies of confirmations of personal securities transactions required by Item 3, and need only make the quarterly transactions reports required by Item 3 as to any security if at the time of a transaction by the Director in that security, he/she knew or in the ordinary course of fulfilling his/her official duties as a Fund Director should have known that, during the 15-day period immediately preceding or following the date of that transaction, that security is or was purchased or sold by that Director's Fund or was being considered for purchase or sale by that Director's Fund.

         DISCLAIMER OF BENEFICIAL OWNERSHIP - The reports described in Items 2 and 3 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

XIV. HANDLING OF DISGORGED PROFITS - Any amounts that are paid/disgorged by an employee under this policy shall be donated by SSB Citi to one or more charities. Amounts donated may be aggregated by SSB Citi and paid to such charity or charities at the end of each year.

XV. CONFIDENTIALITY - All information obtained from any Covered Person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XVI. OTHER LAWS, RULES AND STATEMENTS OF POLICY - Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of SSB Citi employees, any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

XVII. RETENTION OF RECORDS - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

XVIII. MONITORING - SSB Citi takes seriously its obligation to monitor the personal investment activities of its employees and to review the periodic reports of all Covered Persons. Employee personal investment transaction activity will be monitored by the Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor). Any noted deviations by Fund directors will be reported to the Board of Directors of the applicable Fund for consideration and follow-up as contemplated by Section III hereof.

XIX. EXCEPTIONS TO THE POLICY - Any exceptions to this policy must have the prior written approval of both the Chief Investment Officer and the Regional Director of Compliance. Any questions about this policy should be directed to the Compliance Department.

XX. BOARD REVIEW - Fund management and SSB Citi shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

XXI. OTHER CODES OF ETHICS - To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XXII. AMENDMENTS - SSB CITI EMPLOYEES - Unless otherwise noted herein, this policy shall become effective as to all SSB Citi employees on March 30, 2000. This policy may be amended as to SSB Citi employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

         FUND DIRECTORS - This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 or at such earlier date as determined by the Secretary of the Fund.



March 15, 2000

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "PECUNIARY INTEREST" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

            1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

               "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

            2. Your interest as a general partner in Securities held by a general or limited partnership.

            3. Your interest as a manager-member in the Securities held by a limited liability company.

You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

            1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

            2. Your ownership of a vested interest in a trust.

            3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

THE FOREGOING IS A SUMMARY OF THE MEANING OF "BENEFICIAL OWNERSHIP". FOR PURPOSES OF THE ATTACHED POLICY, "BENEFICIAL OWNERSHIP" SHALL BE INTERPRETED IN THE SAME MANNER AS IT WOULD BE IN DETERMINING WHETHER A PERSON IS SUBJECT TO THE PROVISIONS OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER

                                                                       EXHIBIT B

                  SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
                        EMPLOYEE TRADE PRE-APPROVAL FORM
                                    (PAGE 1)

INSTRUCTIONS:
o ALL EMPLOYEES ARE REQUIRED TO SUBMIT THIS FORM TO THE COMPLIANCE DEPARTMENT PRIOR TO PLACING A TRADE. THE COMPLIANCE DEPARTMENT WILL NOTIFY THE EMPLOYEE AS TO WHETHER OR NOT PRE-APPROVAL IS GRANTED. PRE-APPROVAL IS EFFECTIVE ONLY ON THE DATE GRANTED.

I.       EMPLOYEE INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
Employee Name:                                                             Phone Number:
-------------------------------------------------------------------------------------------------------------------------------
Account Title:
-------------------------------------------------------------------------------------------------------------------------------
Account Number:
-------------------------------------------------------------------------------------------------------------------------------
Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

-------------------------------------------------------------------------------------------------------------------------------
II.      SECURITY INFORMATION
                                                  IPO      / / Yes  / / No      PRIVATE PLACEMENT        / /   Yes   / /   No

-------------------------------------------------------------------------------------------------------------------------------
     Security Name        Security Type-e.g.,    Ticker    Buy/Sell    If Sale, Date First         No.          Large Cap
                          common stock, etc.                                Acquired(1)        Shares/Units      Stock?(2)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
III.     YOUR POSITION WITH THE FIRM:
       (PLEASE CHECK ONE OF THE FOLLOWING)        / /  Portfolio Manager / Portfolio Manager Assistant
                                                  / /  Research Analyst / Research Analyst Assistant
                                                  / /  Trader / Trader Assistant
                                                  / /  Unit Trust Personnel
                                                  / /  Other (Advisory Personnel)

NOTE:           o  All Portfolio Managers must complete the reverse side of this form.
                o  All RESEARCH ANALYSTS and RESEARCH ANALYST ASSISTANTS located in CONNECTICUT MUST provide an additional form signed by RAMA KRISHNA or one of his designees.

IV.      CERTIFICATION

I CERTIFY THAT I WILL NOT EFFECT THE TRANSACTION(S) DESCRIBED ABOVE UNLESS AND
UNTIL PRE-CLEARANCE APPROVAL IS OBTAINED FROM THE COMPLIANCE DEPARTMENT. I
FURTHER CERTIFY THAT, EXCEPT AS DESCRIBED ON AN ATTACHED PAGE, TO THE BEST OF MY
KNOWLEDGE, THE PROPOSED TRANSACTION(S) WILL NOT RESULT IN A CONFLICT OF INTEREST
WITH ANY ACCOUNT MANAGED BY SSB CITI (INCLUDING MUTUAL FUNDS MANAGED BY SSB
CITI). I FURTHER CERTIFY THAT, TO THE BEST OF MY KNOWLEDGE, THERE ARE NO PENDING
ORDERS FOR ANY SECURITY LISTED ABOVE OR ANY RELATED SECURITY FOR ANY MANAGED
ACCOUNTS AND/OR MUTUAL FUNDS FOR WHICH I AM CONSIDERED A COVERED PERSON. THE
PROPOSED TRANSACTION(S) ARE CONSISTENT WITH ALL FIRM POLICIES REGARDING EMPLOYEE
PERSONAL SECURITIES TRANSACTIONS.

SIGNATURE                                                                       DATE
         --------------------------------------------                               -------------------------------

-------------------------------------------------------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Reason not granted:
ARE SECURITIES RESTRICTED?   / / Yes    / / No       PRE-APPROVAL GRANTED?    / / Yes   / / No

-------------------------------------------------------------------------------------------------------------------------------

COMPLIANCE DEPARTMENT SIGNATURE:                                              Date:                 Time:
-------------------------------------------------------------------------------------------------------------------------------

1.   All securities sold must have been held for at least 60 days.
2. For purposes of SSB Citi's personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

                  SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

1. Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?
                                Yes / /               No / /

2. Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days?
                                Yes / /               No / /

3.   Do any of your client accounts currently own the securities (or related
     securities)?               Yes / /               No / /

    3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. Have you, in the past 7 calendar days, CONSIDERED purchasing the securities (or related securities) for your client accounts?
                                Yes / /               No / /

    4a. If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


    4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


CERTIFICATION

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB
Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.


-------------------------------                    -----------------------------
SIGNATURE                                          DATE

------------------------------------------------------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Reason not granted:
                               / / Yes   / / No        PRE-APPROVAL GRANTED? / / Yes     / / No

ARE SECURITIES RESTRICTED?

-------------------------------------------------------------------------------------------------------------------------------

COMPLIANCE DEPARTMENT SIGNATURE:                                           Date:                 Time:
-------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                           PERSONAL INVESTMENT POLICY
                                       FOR
                 SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

                                 ACKNOWLEDGMENT


     I ACKNOWLEDGE THAT I HAVE RECEIVED AND READ THE PERSONAL INVESTMENT POLICY FOR SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA AND CERTAIN REGISTERED INVESTMENT COMPANIES DATED MARCH 15, 2000. I UNDERSTAND THE PROVISIONS OF THE PERSONAL INVESTMENT POLICY AS DESCRIBED THEREIN AND AGREE TO ABIDE BY THEM.


                  EMPLOYEE NAME (PRINT):
                                          ------------------------------------
                  SIGNATURE:
                                          ------------------------------------
                  DATE:
                                          ------------------------------------

   -----------------------------------------------------------------------------------------------------------------------
   SOCIAL SECURITY NUMBER:                                      DATE OF HIRE:
   -----------------------------------------------------------------------------------------------------------------------
   JOB FUNCTION & TITLE:                                        SUPERVISOR:
   -----------------------------------------------------------------------------------------------------------------------
   LOCATION:
   -----------------------------------------------------------------------------------------------------------------------
   FLOOR AND/OR ZONE:                                           TELEPHONE NUMBER:
   -----------------------------------------------------------------------------------------------------------------------


   NASD REGISTERED EMPLOYEE (PLEASE CHECK ONE)              / / Yes     / / No
   -----------------------------------------------------------------------------------------------------------------------
   If REGISTERED, list Registration \ License:
   -----------------------------------------------------------------------------------------------------------------------




     THIS ACKNOWLEDGMENT FORM MUST BE COMPLETED AND RETURNED NO LATER THAN MARCH 30, 2000 TO THE COMPLIANCE DEPARTMENT - ATTENTION: VERA SANDUCCI-DENDY, 388 GREENWICH STREET, 23RD FLOOR, NEW YORK, NY 10013.

                                                                       EXHIBIT D

   SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA PERSONAL INVESTMENT POLICY FINANCIAL SERVICES FIRM DISCLOSURE AND INITIAL REPORT OF SECURITIES HOLDINGS

THIS REPORT MUST BE SIGNED, DATED AND RETURNED WITHIN 10 DAYS OF EMPLOYMENT TO THE COMPLIANCE DEPARTMENT - ATTENTION: VERA SANDUCCI-DENDY, 388 GREENWICH STREET, 23RD FLOOR

--------------------------------------------------------------------------------
EMPLOYEE NAME:                            DATE OF EMPLOYMENT:
              ----------------------------                   -------------------

--------------------------------------------------------------------------------

BROKERAGE ACCOUNTS:
| | I do not have a BENEFICIAL INTEREST in any account(s) with any financial services firm.

| | I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

------------------------------------------------------------------------------------------------------------------------
Name of Financial Service(s) Firm and Address                 Account Title                     Account Number
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

SECURITIES HOLDINGS:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds and U.S Government securities if:

o You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.
o Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs).

----------------------------------------------------------------------------------------------------------------------------
Title of Security        Ticker Symbol       # of Shares      Principal Amt.     Held Since       Financial Services Firm
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

| |    I have no securities holdings to report.

I CERTIFY THAT I HAVE RECEIVED THE SSB CITI - NORTH AMERICA PERSONAL INVESTMENT POLICY AND HAVE READ IT AND UNDERSTOOD ITS CONTENTS. I FURTHER CERTIFY THAT THE ABOVE REPRESENTS A COMPLETE AND ACCURATE DESCRIPTION OF MY BROKERAGE ACCOUNT(S) AND SECURITIES HOLDINGS AS OF MY DATE OF EMPLOYMENT.

Signature: __________________________       Date of Signature: _________________